Exhibit 25.2

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

HSBC Bank USA, National Association

(Exact name of trustee as specified in its charter)

N/A	20-1177241
(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification No.)

22102
(Zip Code)

HSBC Bank USA, National Association

452 Fifth Avenue

New York, New York 10018-2706

Tel: (212) 525-1309

(Name, address and telephone number of agent for service)

(Address of principal executive offices)

STANLEY BLACK & DECKER, INC.

(Exact name of obligor as specified in its charter)

CONNECTICUT	06-0548860
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1000 Stanley Drive New Britain, Connecticut	06053
(Address of principal executive offices)	(Zip Code)

Subordinated Debt Securities

(Title of Indenture Securities)

General

Item 1. General Information.

Furnish the following information as to the trustee:

(a) Name and address of each examining or supervisory authority to which it is subject.

Comptroller of the Currency, New York, NY.

Federal Deposit Insurance Corporation, Washington, D.C.

Board of Governors of the Federal Reserve System, Washington, D.C.

(b) Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2. Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None

Items 3-15. Not Applicable

Item 16. List of Exhibits

Exhibit

T1A(i)	(1)	Copy of the Articles of Association of HSBC Bank USA, National Association.
T1A(ii)	(1)	Certificate of the Comptroller of the Currency dated July 1, 2004 as to the authority of HSBC Bank USA, National Association to commence business.
T1A(iii)	(2)	Certificate of Fiduciary Powers dated August 18, 2004 for HSBC Bank USA, National Association
T1A(iv)	(1)	Copy of the existing By-Laws of HSBC Bank USA, National Association.
T1A(v)		Not applicable.
T1A(vi)	(2)	Consent of HSBC Bank USA, National Association required by Section 321(b) of the Trust Indenture Act of 1939.
T1A(vii)		Copy of the latest report of condition of the trustee published pursuant to law or the requirement of its supervisory or examining authority.
T1A(viii)		Not applicable.
T1A(ix)		Not applicable.

(1)	Exhibits previously filed with the Securities and Exchange Commission with Registration No. 333-118523 and incorporated herein by reference thereto.
(2)	Exhibits previously filed with the Securities and Exchange Commission with Registration No. 333-125197 and incorporated herein by reference thereto.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, HSBC Bank USA, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York on the 27th day of October, 2020.

HSBC BANK USA, NATIONAL ASSOCIATION

By:	/s/ Fernando Acebedo
Fernando Acebedo
Vice President

Board of Governors of the Federal Reserve System	OMB Number: 7100-0038
Federal Deposit Insurance Corporation	OMB Number: 3054-0052
Office of the Comptroller of the Currency	OMB Number: 1557-0081
Approval expires November 30, 2020

Federal Financial Institutions Examination Council	Page 1 of 81

Consolidated Reports of Condition and Income for a Bank with Domestic and Foreign Offices—FFIEC 031

Report at the close of business June 30, 2020

(20200630) (RCON9999)

This report is required by law; 12 U.S.C. § 324 (State member banks); 12 U.S.C. §1817 (State nonmember banks); 12 U.S.C. §161 (National banks); and 12 U.S C. §1464 (Savings associations).

Unless the context indicates otherwise, the term “bank” in this report form refers to both banks and savings associations.

This report form is to be filed by (1) banks with branches and consolidated subsidiaries in U.S. territories and possessions, Edge or Agreement subsidiaries, foreign branches, consolidated foreign subsidiaries, or International Banking Facilities, (2) banks with domestic offices only and total consolidated assets of $100 billion or more, and (3) banks that are advanced approaches Institutions for regulatory capital purposes.

NOTE: Each bank’s board of directors and senior management are responsible for establishing and maintaining an effective system of Internal control, including controls over the Reports of Condition and Income. The Reports of Condition and Income are to be prepared in accordance with federal regulatory authority instructions. The Reports of Condition and Income must be signed by the Chief Financial Officer (CFO) of the reporting bank (or by the individual performing an equivalent function) and attested to by not less than two directors (trustees) for state nonmember banks and three directors for state member banks, national banks, and savings associations.

schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true and correct to the best of my knowledge and belief.

We, the undersigned directors (trustees), attest to the correctness of the Reports of Condition and income (including the supporting schedules) for this report data and declare that the Reports of Condition and Income have been examined by us and to the best of our knowledge and belief have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true and correct.

I, the undersigned CFO (or equivalent) of the named bank, attest that the Reports of Condition and Income (including the supporting	/s/ Barry Kroeger
Director (Trustee)

/s/ Kavita Mahtani	/s/ Michael Roberts
Signature of Chief Financial Officer (or Equivalent)	Director (Trustee)

/s/ Phil Ameen
8/4/2020	Director (Trustee)
Date of Signature

Submission of Reports

Each Bank must file its Reports of Condition and Income (Call Report) data by either:

(a)   Using computer software to prepare its Call Report and then submitting the report data directly to the FFIEC’s Central Data Repository (CDR), an internet-based system for data collection (https://cdr.ffiac.gov/cdr/), or

(b)   Completing its Call Report in paper form and arranging with a software vendor or another party to convert the data into the electronic format that can be processed by the CDR. The software vendor or other party then must electronically submit the bank’s data file to the CDR.

To fulfill the signature and attestation requirement for the Reports of Condition and Income for this report date, attach your bank’s completed signature page (or a photocopy or a computer generated version of this page) to the hard-copy record of the data file submitted to the CDR that your bank must place in its files.

The appearance of your bank’s hard-copy record of the submitted data file need not match exactly the appearance of the FFIEC’s sample report forms, but should show at least the caption of each Call Report item and the reported amount.

For technical assistance with submissions to the CDR, please contact the CDR Help Desk by telephone at (888) CDR-3111, by fax at (703) 774-3946, or by e-mail at cdr.help@ffiac.gov.	HSBC Bank USA. N.A.
Legal Title of Bank (RSSD 9017)

Tysons
City (RSSD 9130)

VA 22102
State Abbreviation (RSSD 9200) Zip Code (RSSD 9220)

Legal Entity Identifier (LEI)
1IE8VN30JCEQV1H4R804 (Report only if your institution already has an LEI) (RCON 9224)

FDIC Certificate Number	5	7	8	9	0
(RSSD 9050)

06/2020

HSBC BANK USA, NATIONAL ASSOCIATION	FFIEC 031
RSSD-ID 413208	Report Date 6/30/2020
Last Updated on 8/3/2020	19

Schedule RC - Balance Sheet (Form Type - 031)

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

		Dollar amount in thousands
1. Cash and balances due from depository institutions (from Schedule RC-A):			1.
a. Noninterest-bearing balances and currency and coin[1]	RCFD0081	1,265,929	1.a.
b. Interest-bearing balances[2]	RCFD0071	17,581,903	1.b.
2. Securities:			2.
a. Held-to-maturity securities (from Schedule RC-B, column A)[3]	RCFDJJ34	11,633,845	2.a.
b. Available-for-sale securities (from Schedule RC-B, column D)	RCFD1773	41,667,674	2.b.
c. Equity securities with readily determinable fair values not held for trading[4]	RCFDJA22	141,556	2.c.
3. Federal funds sold and securities purchased under agreements to resell:			3.
a. Federal funds sold in domestic offices	RCONB987	0	3.a.
b. Securities purchased under agreements to resell[5]	RCFDB989	29,255,002	3.b.
4. Loans and lease financing receivables (from Schedule RC-C):			4.
a. Loans and leases held for sale	RCFD5369	141,891	4.a.
b. Loans and leases held for investment	RCFDB528	70,990,252	4.b.
c. LESS: Allowance for loan and lease losses[7]	RCFD3123	1,191,722	4.c.
d. Loans and leases held for investment, net of allowance (item 4.b minus 4.c)	RCFDB529	69,798,530	4.d.
5. Trading assets (from Schedule RC-D)	RCFD3545	32,413,888	5.
6. Premises and fixed assets (including capitalized leases)	RCFD2145	801,358	6.
7. Other real estate owned (from Schedule RC-M)	RCFD2150	4,286	7.
8. Investments in unconsolidated subsidiaries and associated companies	RCFD2130	13,324	8.
9. Direct and indirect investments in real estate ventures	RCFD3656	1	9.
10. Intangible assets (from Schedule RC-M)	RCFD2143	473,772	10.
11. Other assets (from Schedule RC-F)[6]	RCFD2160	5,852,424	11.
12. Total assets (sum of items 1 through 11)	RCFD2170	211,045,383	12.
13. Deposits:			13.
a. In domestic offices (sum of totals of columns A and C from Schedule RC-E, part I)	RCON2200	160,684,219	13.a.
1. Noninterest-bearing[8]	RCON6631	30,926,889	13.a.1.
2. Interest-bearing	RCON6636	129,757,330	13.a.2.
b. In foreign offices, Edge and Agreement subsidiaries, and IBFs (from Schedule RC-E, part II)	RCFN2200	8,115,777	13.b.
1. Noninterest-bearing	RCFN6631	175,434	13.b.1.
2. Interest-bearing	RCFN6636	7,940,343	13.b.2.
14. Federal funds purchased and securities sold under agreements to repurchase:			14.
a. Federal funds purchased in domestic offices[9]	RCONB993	0	14.a.
b. Securities sold under agreements to repurchase[10]	RCFDB995	2,303,187	14.b.
15. Trading liabilities (from Schedule RC-D)	RCFD3548	3,211,976	15.
16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases) (from Schedule RC-M)	RCFD3190	8,649,768	16.
17. Not applicable			17.
18. Not applicable			18.

1.	Includes cash items in process of collection and unposted debits.
2.	Includes time certificates of deposit not held for trading.
3.

Institutions that have adopted ASU 2016-13 should report in item 2.a, amounts net of any applicable allowance for credit losses, and should equal to Schedule RC-B, item 8, column A less Schedule Rl-B, Part II, item 7, column B.

4.

Item 2.c is to be completed only by institutions that have adopted ASU 2016-01, which includes provisions governing the accounting for investments in equity securities. See the instructions for further detail on ASU 2016-01.

5.	Includes all securities resale agreements, regardless of maturity.
7.	Institutions that have adopted ASU 2016-13 should report in item 4.c the allowance for credit losses on loans and leases.
6.	Institutions that have adopted ASU 2016-13 should report in items 3.b and 11 amounts net of any applicable allowance for credit losses.
8.	Includes noninterest-bearing demand, time, and savings deposits.
9.	Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, “Other borrowed money.”
10.	Includes all securities repurchase agreements, regardless of maturity.

HSBC BANK USA, NATIONAL ASSOCIATION	FFIEC 031
RSSD-ID 413208	Report Date 6/30/2020
Last Updated on 8/3/2020	20

		Dollar amount in thousands
19. Subordinated notes and debentures[1]	RCFD3200	2,924,077	19.
20. Other liabilities (from Schedule RC-G)	RCFD2930	3,526,456	20.
21. Total liabilities (sum of items 13 through 20)	RCFD2948	189,415,460	21.
22. Not applicable			22.
23. Perpetual preferred stock and related surplus	RCFD3838	2,500,000	23.
24. Common stock	RCFD3230	2,002	24.
25. Surplus (exclude all surplus related to preferred stock)	RCFD3839	16,084,488	25.
26. Not available			26.
a. Retained earnings	RCFD3632	2,227,736	26.a.
b. Accumulated other comprehensive income[2]	RCFDB530	815,629	26.b.
c. Other equity capital components[3]	RCFDA130	0	26.c.
27. Not available			27.
a. Total bank equity capital (sum of items 23 through 26.c)	RCFD3210	21,629,855	27.a.
b. Noncontrolling (minority) interests in consolidated subsidiaries	RCFD3000	68	27.b.
28. Total equity capital (sum of items 27.a and 27.b)	RCFDG105	21,629,923	28.
29. Total liabilities and equity capital (sum of items 21 and 28)	RCFD3300	211,045,383	29.

1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 2019

	RCFD6724	NR	M.1.
2. Bank’s fiscal year-end date (report the date in MMDD format)	RCON8678	NR	M.2.

Schedule RC-A - Cash and Balances Due From Depository lnstitutions (Form Type - 031)

Exclude assets held for trading.

Dollar amounts in thousands	(Column A) Consolidated Bank		(Column B) Domestic Offices
1. Cash items in process of collection, unposted debits, and currency and coin	RCFD0022	718,078			1.
a. Cash items in process of collection and unposted debits			RCON0020	352,214	1.a.
b. Currency and coin			RCON0080	365,863	1.b.
2. Balances due from depository institutions in the U.S.	RCFD0082	73,834	RCON0082	73,834	2.
3. Balances due from banks in foreign countries and foreign central banks	RCFD0070	668,087	RCON0070	665,334	3.
4. Balances due from Federal Reserve Banks	RCFD0090	17,387,833	RCON0090	16,426,245	4.
5. Total	RCFD0010	18,847,832	RCON0010	17,883,490	5.

1.	Includes limited-life preferred stock and related surplus.
2.

Includes, but is not limited to, net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, cumulative foreign currency translation adjustments, and accumulated defined benefit pension and other postretirement plan adjustments.

3.	Includes treasury stock and unearned Employee Stock Ownership Plan shares.